UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8 - K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 10, 2021

PEOPLES FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Mississippi

(State or Other Jurisdiction of Incorporation)

001-12103 (Commission File Number)	64-0709834 (IRS Employer Identification No.)

152 Lameuse Street Biloxi, MS (Address of Principal Executive Offices)	39530 (Zip Code)

(228) 435-5511

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	PFBX	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).          Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Peoples Financial Corporation was held on March 10, 2021. There were 4,878,557 shares entitled to vote at the Special Meeting. Each share of common stock entitles the holder thereof to one vote on each matter presented at the Special Meeting.

The matters voted upon and the results of the vote were:

Item 1. To amend the Articles of Incorporation of the Company to eliminate cumulative voting in the election of directors.

For	3,696,697.108
Against	366,749.221
Abstain	11,250.922
Not Voted (1)	803,859.749
Total Shares Outstanding	4,878,557.000

(1)	Includes 1 broker non-vote.

Item 2. To amend the Articles of Incorporation of the Company to add exculpatory and indemnification provisions for directors and officers of the Company.

For	2,751,704.205
Against	447,493.124
Abstain	18,805.922
Not Voted (1)	1,660,553.749
Total Shares Outstanding	4,878,557.000

(1)	Includes 856,695 broker non-votes.

Item 3. To approve the adjournment of the meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the meeting to approve the above proposals.

For	3,540,696.265
Against	507,445.446
Abstain	26,555.540
Not Voted (1)	803,859.749
Total Shares Outstanding	4,878,557.000

(1)	Includes 1 broker non-vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2021

PEOPLES FINANCIAL CORPORATION

By:  /s/ Chevis C. Swetman

       Chevis C. Swetman

       Chairman, President and CEO